UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 2”) to the Current Report on Form 8-K filed by Cliffs Natural Resources Inc. (the “Company”) with the Securities and Exchange Commission on August 7, 2014 and as amended on August 12, 2014 (the “Amended Original Form 8-K”). This Amendment No. 2 updates Item 5.02 in the Amended Original Form 8-K to disclose additional information regarding the compensatory arrangements finalized between the Company and Lourenco Goncalves (the “Executive”). No other changes have been made to the Amended Original Form 8-K.
On September 11, 2014 (the “Effective Date”), in connection with the Executive’s appointment as the Company’s Chairman, President and Chief Executive Officer, the Company and the Executive entered into a letter agreement (the “Letter Agreement”). Under the terms of the Letter Agreement, the Executive will receive: (a) an annual base salary of $1,200,000; (b) a retention payment of $1,200,000 payable in cash after continuous employment from the Effective Date to the end of this year, and which is subject to a pro-rata claw-back if the Executive’s employment terminates for any reason before December 31, 2017; (c) pursuant to the Company’s Amended and Restated 2012 Incentive Equity Plan (the “LTI”) for the performance period commencing August 7, 2014 and ending December 31, 2017 (the “Performance Period”) a grant of (i) 250,000 stock options (the “Stock Options”) with an exercise price equal to the volume weighted average price (“VWAP”) of a share of the Company’s common shares (singular a “Share” and more than one “Shares”) on September 11, 2014 (the “Grant Date”), which Stock Options are eligible to vest in equal thirds on each of December 31, 2015, December 31, 2016 and December 31, 2017, contingent upon the Executive’s continued employment with the Company through each such vesting date; and (ii) 400,000 performance-based restricted stock units (“PRSUs”), each of which may, or may not, convert into Shares, based upon Shares achieving and maintaining VWAP milestones above an absolute threshold for any period of ninety (90) consecutive calendar days during the Performance Period. At the conclusion of the Performance Period, accrued dividends and dividend equivalents relating to the Shares converted from the PRSUs are eligible to be settled in cash based on the applicable PRSU milestone having been achieved and the other conditions applicable to the PRSUs converting into Shares having been satisfied. The Executive must hold 25% of such converted Shares for one (1) year, during which time he must not sell, transfer, pledge, assign, or otherwise hypothecate such 25% of Shares.
Commencing in 2015, the Executive will be eligible to participate in the LTI and in the Company’s 2012 Executive Management Performance Incentive Plan (the “EMPI”) at a target of 200% of his base salary and maximum of 200% of target subject to performance metrics to be developed by the Compensation and Organization Committee and approved by the Board of Directors. The Executive is eligible to participate in the Company’s Supplemental Executive Retirement Benefit Plan (the “SERP”) and, beginning in January 2015, in the Voluntary Non-Qualified Deferred Compensation Plan. The Executive will receive up to $10,000 in annual tax preparation and financial planning assistance, and the Company will reimburse up to $25,000 for legal fees incurred with regard to the negotiation and drafting of the Letter Agreement.
In accordance with Company policy, the Letter Agreement provides for the “at-will” employment of the Executive, meaning that either the Company or the Executive may terminate the employment relationship at any time, for any reason or no reason, with or without cause.
If the Executive is terminated by the Company without Cause (as defined in the Change in Control Severance Agreement (discussed below)) during the Performance Period, then, upon his timely signing an effective release of claims in favor of the Company, (a) if a VWAP milestone has been attained, the Executive will receive a number of Shares equal to the number of Shares that the PRSUs would have converted into at the end of the Performance Period had employment continued until the end of the Performance Period and (b) the Executive will vest in a pro rata percentage of the stock options that would have vested at the end of the year had he not been terminated without cause, with such percentage equal to a fraction, the numerator being the number of days from the beginning of the year to the date on which employment terminated, and the denominator being 365.
The foregoing description of the Executive's employment arrangement is qualified in its entirety by reference to the full text of the Letter Agreement, form of Stock Option Agreement and form of Performance Unit Award Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Amendment No. 2 and are incorporated by reference herein.
On September 11, 2014, the Executive also entered into the Company’s Form of Change in Control Severance Agreement (for newly hired officers), which provides for (i) a lump sum severance payment in an amount equal to three times the sum of (A) base salary (at the highest rate in effect during the five-year period prior to the termination date), plus (B) annual incentive pay at target level for the year of termination or prior year, whichever is greater; (ii) continuation of welfare benefits for three years following the termination date (the “Continuation Period”); (iii) a lump sum payment in an amount equal to the sum of the additional future pension benefits that the officer would have been entitled to receive for three years following the termination date under the SERP; and (iv) outplacement services in an amount up to 15% of the officer’s base salary (collectively, the “Change in Control Severance Benefits”). Following the end of the Continuation Period, the officer is entitled under the Change in Control Severance Agreement to post-retirement medical, hospital, surgical and prescription drug coverage for the officer’s lifetime, for the officer, the officer’s spouse and any eligible dependents. Under the Change in Control Severance Agreement, the officer will be eligible to receive the Change in Control Severance Benefits in the event the officer is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the Change in Control Severance Agreement) during the two-year period following a “change in control” (as defined in the Change in Control Severance Agreement), provided the officer timely executes an effective release of claims in favor of the Company. The Change in Control Severance Agreement imposes non-competition and non-solicitation obligations on the officer that are effective for three years following a qualifying termination of employment.
The foregoing description of the Form of Change in Control Severance Agreement (for newly hired officers) is qualified in its entirety by reference to the full text of the Form of Change in Control Severance Agreement (for newly hired officers), which is filed as Exhibit 10.4 to this Amendment No. 2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, by and between Lourenco Goncalves and Cliffs Natural Resources Inc., signed as of September 11, 2014
10.2	Form of Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan Non-Qualified Stock Option Award Memorandum and Stock Option Award Agreement
10.3	Form of Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan Performance Unit Award Memorandum and Performance Unit Award Agreement
10.4	Form of Change In Control Severance Agreement (covering newly hired officers)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	September 16, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, by and between Lourenco Goncalves and Cliffs Natural Resources Inc., signed as of September 11, 2014
10.2	Form of Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan Non-Qualified Stock Option Award Memorandum and Stock Option Award Agreement
10.3	Form of Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan Performance Unit Award Memorandum and Performance Unit Award Agreement
10.4	Form of Change In Control Severance Agreement (covering newly hired officers)